Exhibit 99.01

News

Media Contact:    Southern Company Media Relations
404-506-5333 or 1-866-506-5333
www.southerncompany.com

Investor Relations Contact:
Dan Tucker
404-506-5310
dstucker@southernco.com

Jan. 30, 2013

Southern Company earnings benefit from operating efficiencies

ATLANTA -- Southern Company today reported fourth quarter 2012 earnings of $383 million, or 44 cents a share, compared with earnings of $261 million, or 30 cents a share, in the fourth quarter of 2011. Southern Company also reported full-year 2012 earnings of $2.35 billion, or $2.70 a share, compared with earnings for 2011 of $2.20 billion, or $2.57 a share.

Earnings for the full year included 2 cents a share of insurance recovery related to the March 2009 settlement agreement with MC Asset Recovery, LLC (MCAR) to resolve a lawsuit arising out of the 2003 bankruptcy of Mirant Corp., a Southern Company subsidiary until its 2001 spinoff.  Excluding the impact of the MCAR insurance recovery, Southern Company earned $2.68 a share in 2012, compared with $2.57 a share for 2011.

Earnings for the fourth quarter of 2012 and the full year were positively influenced by reduced non-fuel operations and maintenance expenses and by other retail revenue effects across Southern Company's traditional operating companies. Full-year 2012 earnings were negatively affected by significantly milder weather throughout the year as compared with 2011.

“Our employees continue to find ways to make our business more efficient, while delivering customer service that is among the best in our industry,” said Thomas A. Fanning, Southern Company chairman, president and chief executive officer. “Their efforts demonstrate the effectiveness of our business model - which succeeds by placing customers at the center of everything we do - and reaffirm our commitment to providing clean, safe, reliable, affordable electricity.”

Fanning said that economic prospects in the Southeast remain bright, but that expansion and hiring decisions continue to be delayed pending longer-term congressional action on fiscal issues.

Operating revenues for the full year were $16.54 billion, compared with $17.66 billion in 2011, a 6.3 percent decrease that was due primarily to lower fuel costs being passed on to customers. Fourth quarter revenues were $3.703 billion, compared with $3.696 billion for the same period in 2011, an increase of 0.2 percent.

Kilowatt-hour sales to retail customers in Southern Company's four-state service area decreased 2.3 percent in 2012, compared with 2011. Residential and commercial energy sales - both of which were affected by milder weather in 2012 - decreased 5.4 percent and 1.6 percent, respectively, while industrial energy sales increased 0.2 percent.

Total energy sales to Southern Company's customers in the Southeast, including wholesale sales, decreased 3.4 percent in 2012 compared with 2011.

Southern Company's financial analyst call will begin at 1 p.m. Eastern time today, during which Fanning and Chief Financial Officer Art P. Beattie will discuss earnings and provide a general business update. Investors, media and the public may listen to a live webcast of the call and view associated slides at http://investor.southerncompany.com/events.cfm. A replay of the webcast only will be available at the site for 12 months.

Southern Company has also posted on its website detailed financial information on its fourth quarter and full-year performance. These materials are available at www.southerncompany.com.

With 4.4 million customers and more than 43,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast through its subsidiaries. A leading U.S. producer of clean, safe, reliable and affordable electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for energy innovation, excellent customer service, high reliability and retail electric prices that are below the national average. Southern Company and its subsidiaries are leading the nation's nuclear renaissance through the construction of the first new nuclear units to be built in a generation of Americans and are demonstrating their commitment to energy innovation through the development of a state-of-the-art coal gasification plant. Southern Company has been recognized by the U.S. Department of Defense and G.I. Jobs magazine as a top military employer and listed by DiversityInc as a top company for Blacks. The company received the 2012 Edison Award from the Edison Electric Institute for its leadership in new nuclear development, was named Electric Light & Power magazine's Utility of the Year for 2012 and is continually ranked among the top utilities in Fortune's annual World's Most Admired Electric and Gas Utility rankings. Visit our website at www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements:
Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the economy and customer growth. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company's Annual Report on Form 10-K for the year ended December 31, 2011, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water, coal combustion byproducts, and emissions of sulfur, nitrogen, carbon, soot, particulate matter, hazardous air pollutants, including mercury, and other substances, financial reform legislation, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending Environmental Protection Agency civil actions against certain Southern Company subsidiaries, Federal Energy Regulatory Commission matters, and Internal Revenue Service and state tax audits; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company's subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy and recovery from the recent recession, population and business growth (and declines), the effects of energy conservation measures, and any potential economic impacts resulting from federal fiscal and budgetary decisions; available sources and costs of fuels; effects of inflation; ability to control costs and avoid cost overruns during the development and construction of facilities, which includes projects involving facility designs that have not been finalized or previously constructed; investment performance of Southern Company's employee benefit plans and nuclear decommissioning trust funds; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; regulatory approvals and actions related to the Plant Vogtle expansion, including Georgia Public Service Commission approvals, Nuclear Regulatory Commission actions, and potential U.S. Department of Energy loan guarantees; regulatory approvals and actions related to the Kemper County integrated coal gasification combined cycle facility, including Mississippi Public Service Commission approvals, the South Mississippi Electric Power Association purchase decision, satisfaction of requirements to utilize investment tax credits and grants, and the outcome of any further proceedings regarding the Mississippi Public Service Commission's issuance of the certificate of public convenience and necessity; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on the Southern Company system's business resulting from terrorist incidents and the threat of terrorist incidents, including cyber intrusion; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company's and its subsidiaries' credit ratings; the impacts of any potential U.S. credit rating downgrade or other sovereign financial issues, including impacts on interest rates, access to capital markets, impacts on currency exchange rates, counterparty performance, and the economy in general, as well as potential impacts on the availability or benefits of proposed U.S. Department of Energy loan guarantees; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as influenzas, or other similar occurrences; the direct or indirect effects on the Southern Company system's business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company expressly disclaims any obligation to update any forward-looking information.

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